SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 23, 1997

                          CONTINENTAL CHOICE CARE, INC.
               (Exact name of Registrant as specified in Charter)

           New Jersey                                  0-24542                              22-3276736
  (State or other jurisdiction                (Commission File Number)                     (IRS Employer
        of incorporation)                                                             Identification Number)

               25-B Vreeland Road, Florham Park, New Jersey 07932
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (201) 593-0500

                                 Not Applicable
         (Former name and former address, as changed since last report)

Item 5.         Other Events.

         On May 23, 1997, (i) the Registrant and substantially all of its subsidiaries (collectively, the "Company Sellers"), other than Renal Management, Inc., (ii) Alpha Administration Corp. ("Alpha"), (iii) Continental Dialysis Center of the Bronx, Inc. ("CDBI") and (iv) IHS of New York, Inc., executed an amendment (the "Amendment") to the Asset Purchase Agreement among the parties dated February 12, 1997 (the "Purchase Agreement"). The Amendment contains substantially the same terms as those described in the Registrant's definitive proxy materials dated April 28, 1997.

         At the 1997 annual meeting of the shareholders of the Registrant held on May 27, 1997, the shareholders approved the sale of substantially all of the assets of the Registrant and certain of its subsidiaries to IHS of New York, Inc. pursuant to the terms of the Purchase Agreement, as amended. In addition, the shareholders elected Alvin S. Trenk, Steven L. Trenk, Martin G. Jacobs, Jeffrey A. Claman and Jeffrey B. Mendell as directors of the Registrant, approved the Registrant's 1997 Equity Incentive Plan and ratified the appointment of Arthur Andersen, LLP as the Registrant's independent public accountants for the fiscal year ended December 31, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Continental Choice Care, Inc.
                                               (Registrant)


Dated: May 29, 1997                            By:
                                             --------------------------------
                                               Steven L. Trenk, President

         Exhibit Index



                Exhibit
                Number                        Description

                10.45 Amendment dated May 23, 1997 to Asset Purchase Agreement dated February 12, 1997, by and among Registrant, Continental Dialysis,
                                              Inc., Choice Care, Inc.,CDBI,
                                              Choice Staffing, Inc., Dialysis
                                              Staffing, Inc., Choice Care
                                              Infusion Services, Inc.
                                              (Delaware), Choice Care Infusion
                                              Services, Inc. (New York), Alpha,
                                              UMDC and IHS of New York, Inc.